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                                                                Exhibit 23(a)(3)


                     [LETTERHEAD OF MORTEN BEYER & AGNEW]


                                       August 26, 1997

Northwest Airlines, Inc.
 and Northwest Airlines Corporation
5101 Northwest Drive
St. Paul, MN 55111-3034

Dear Sirs:

     We hereby consent to the use of our name and the making of the statements with respect to us, including the reference to our appraisal reports and summary appraisal letter relating to the Aircraft appraised by us, which are set forth in the Prospectus, the Preliminary Prospectus Supplement and related Prospectus Supplement (collectively, the "Prospectus") relating to the Northwest Airlines 1997-1 Pass-Through Trusts. We also consent to the inclusion of our summary appraisal letter in such Prospectus, the incorporation by reference of our appraisal reports in the Registration Statement on Form S-3, as amended, containing such Prospectus, and such Prospectus, and the reference to us under the heading "Experts" in such Prospectus.

                                       Sincerely,

                                       MORTEN BEYER & AGNEW

                                       /s/ Morten S. Beyer
                                       -----------------------------
                                       Morten S. Beyer
                                       Chairman & CEO